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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 17, 1998

                           --------------------------

                                  ABAXIS, INC.
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                     000-19720               77-0213001
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)



1320 CHESAPEAKE TERRACE, SUNNYVALE, CA                             94089
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (408) 734-0200



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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

           (a)       Financial Statements of Business Acquired.

                     Not applicable.

           (b)       Pro Forma Financial Information.

                     Not applicable.

           (c)       Exhibits

          Exhibit No.          Description
          -----------          -----------

          4.1                  Certificate of Determination of Rights, Preferences, Privileges and Restrictions
                               of Series C Preferred Stock of Abaxis, Inc.

          10.25                Form of Offshore Securities Subscription Agreement dated November 17, 1998

          10.26                Management Rights Agreement dated November 17, 1998

          99.1                 Press Release dated November 18, 1998 announcing the execution of the Offshore
                               Securities Subscription Agreement.


ITEM 9.    SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

           On November 17, 1998, Abaxis, Inc. (the "Company") closed the sale of 4,000 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") to non-U.S. purchasers located outside the United States (the "Series C Financing"). The Company sold the Series C Preferred Stock at a price of $1,000 per share for a total offering price of $4,000,000. The Company realized net proceeds for the sale, after fees, totaling approximately $3,840,000. The Company plans to use the net proceeds for capital equipment expenditures and general working capital purposes. The Company claims exemption from registration of the sale of the Series C Preferred Stock pursuant to Regulations 230.901 through 230.905 ("Regulation S") of the Securities Act of 1933, as amended (the "Securities Act"). The Company sold the Series C Preferred Stock only in off-shore transactions, and the Company did not offer or sell to any U.S. persons (as defined in the Securities Act). Neither the Company, its affiliates nor any of their respective representatives engaged in any directed selling efforts with respect to the Series C Preferred Stock, and the Company implemented the appropriate offering restrictions with respect to the Series C Preferred Stock.

           The Series C Preferred Stock is convertible into the Company's Common Stock at the initial conversion price of $2.50 (the "Series C Conversion Price"). The Series C Conversion Price is subject to adjustment for stock splits, stock combinations, recapitalizations and the like as more fully set forth in the Certificate of Designation for the Series C Preferred Stock (the "Certificate of Designation"). The Series C Preferred Stock may be converted into the Company's Common Stock at any time after issuance thereof. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $1,000 by the Series C Conversion Price in effect at the time of conversion. Each share shall automatically be converted upon the earlier to occur of: (i) October 31, 2001; provided, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is less than $2.50 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty (20) consecutive trading days immediately prior to and including October 31, 2001, then the Series C Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) October 31, 2002 or (B) on the first date following the first anniversary of the date of filing the Certificate of Designation that the closing sales price of the Company's


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Common Stock as reported on the Nasdaq National Market System has exceeded $5.00
(as adjusted to reflect any stock dividends, stock splits, stock combinations, recapitalizations or similar events) for the twenty (20) consecutive trading days immediately prior to such date (the "Market Conversion Date"); and provided, further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is $2.50 or greater for any twenty (20) consecutive trading days following the first anniversary of the filing of the Certificate of Designation, then the one year extension of the automatic conversion date provided for in the preceding clause above, will not apply, and the conversion date will remain the earlier to occur of (A) October 31, 2001 or (B) the Market Conversion Date; or (ii) the Market Conversion Date.

           The Company has agreed to file a registration statement no later than forty-five (45) days after the execution date of the Offshore Securities Subscription Agreement and has agreed to keep the registration effective until the earlier of one year thereafter or until all the Series C Preferred Stock has been resold pursuant to an effective registration statement.

           In connection with the Series C Financing, the Company granted certain rights to information of the Company to NeoMed Innovation ASA ("NeoMed"), one of the purchasers of the Series C Preferred Stock, pursuant to a Management Rights Letter. These rights include the right of NeoMed to attend, in a non-voting capacity, meetings of the Company's Board of Directors and the right to receive all materials prepared for the Board of Directors. In connection with these rights, NeoMed has agreed to be bound by the terms of the Company's Insider Trading Policy Manual.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th day of November, 1998.

                                          Abaxis, Inc.



                                          By:  /s/ Donald Stewart
                                               ---------------------------------
                                               Donald Stewart
                                               Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.          Description
-----------          -----------

4.1                  Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series C
                     Preferred Stock of Abaxis, Inc.

10.25                Form of Offshore Securities Subscription Agreement dated November 17, 1998

10.26                Management Rights Agreement dated November 17, 1998

99.1                 Press Release dated November 18, 1998 announcing the execution of the Offshore  Securities
                     Subscription Agreement.
